Exhibit 10.1

KEY EMPLOYEE INCENTIVE BONUS PLAN

ARTICLE 1

BACKGROUND AND PURPOSE

1.1 Effective Date. Motive, Inc. (the “Company”) hereby establishes the Key Employee Incentive Bonus Plan (the “Plan”) effective as May 29 , 2007 (the “Effective Date”).

1.2 Purpose of the Plan. The purpose of the Plan is to increase shareholder value and the success of the Company by assisting the Company in motivating and retaining key employees.

ARTICLE 2

DEFINITIONS

The following words and phrases shall have the following meanings when used in the Plan:

“Administrator” means the Compensation Committee.

“Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) that controls, is controlled by or is under common control with the Company.

“Award” means, in respect of any Participant, a Cash Award or, following any conversion of a Cash Award pursuant to Section 3.3, an RSU Award.

“Award Agreement” means one or more agreements between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

“Award Date” means, in respect of any Participant’s Cash Award or, if converted, Participant’s RSU Award, the date such Participant’s Cash Award is executed by the Company and the Participant.

“Board” means the Company’s board of directors.

“Cash Award” means, in respect of each Participant, a time-based award consisting of a right to receive cash payments at the times and in such amounts as determined by the Administrator in its sole discretion which shall be payable in accordance with the terms and conditions of the Plan and such Participant’s Award Agreement.

“Cause” means, in respect of any Participant, any of the following conduct by such Participant: (i) embezzlement, misappropriation of corporate funds, theft of corporate property, commission of fraud, falsification of documents or engagement in other acts of material dishonesty; (ii) commission or conviction of any felony, or of any misdemeanor involving theft or moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or any misdemeanor involving theft or moral turpitude; (iii) engagement in any activity that such Participant knows or reasonably should know could materially harm the business or reputation of the Company; (iv) material failure to adhere to the corporate codes, policies or procedures of the Company as in effect from time to time; (v) continued failure to meet performance standards as determined by the Company; (vi) violation of any statutory, contractual or common law duty or obligation to the Company, including, without limitation, the duty of loyalty; or (vii) material breach of any covenant or agreement entered into between such Participant and the Company. The determination of the existence of Cause shall be made by the Administrator in good faith, which determination shall be conclusive for purposes of the Plan.

“Change of Control” means:

(a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization beneficially own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change of Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(d) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (d), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company.

A transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Change of Control Premium” means, in respect of an Award, the excess, if any, of (i) the Fair Market Value of a share of Common Stock on the last trading day before consummation of a Change of Control, over (ii) the Fair Market Value of a share of Common Stock on the applicable Award Date.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Company” means Motive, Inc., or any successor thereto.

“Compensation Committee” means the compensation committee of the Board.

“Disability” means (i) the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months, (ii) for a reason specified in clause (i), the Participant is receiving income replacement benefits for a period of not less than three months under a Company accident or health plan, (iii) a determination by the Social Security Administration that the Participant is totally disabled or (iv) a determination that the Participant is eligible for disability benefits under a long-term disability plan of the Company, but only if such plan bases disability eligibility on criteria that comply with clauses (i), (ii) or (iii) above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed, traded or quoted on a national securities exchange or quotation system, the closing price per share of Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Administrator, the price prevailing on the exchange or quotation system at the time of vesting or other relevant time (as determined under procedures established by the Administrator), (ii) if the Common Stock is not so listed, traded or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by The Nasdaq Stock Market, Inc., or, if not reported by The Nasdaq Stock Market, Inc., by the National Quotation Bureau Incorporated or (iii) if shares of Common Stock are not publicly traded, as determined by the Administrator, in good faith, on such basis as it, in its sole discretion, deems to be appropriate.

“Management” means the Company’s Chief Executive Officer.

“Parent” means any entity (other than the Company) in an unbroken chain of entities ending with the Company, if each of the entities other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other entities in such chain. An entity that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

“Participant” means certain employees of the Company (i) designated by the Administrator or (ii) recommended by Management and approved by the Administrator.

“Plan” means this Key Employee Incentive Bonus Plan, as set forth in this instrument and as hereafter amended from time to time.

“RSU Award” means, in respect of each Participant, an award consisting of the right to receive Common Stock at the times and in such amounts as determined in accordance with the terms and conditions of this Plan, such Participant’s Award Agreement and the Motive, Inc. Amended and Restated Equity Incentive Plan.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other entities in such chain. An entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

“Termination of Service” means a cessation of the employee-employer relationship between a Participant and the Company or an Affiliate of the Company for any reason, including, without limitation, a termination by resignation, discharge, death or Disability, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

“Unvested Cash Award Value” means, at the time of conversion of any Cash Award to an RSU Award pursuant to Section 3.3, the aggregate dollar amount payable in respect of the unvested portion of such Cash Award upon vesting in full.

ARTICLE 3

DETERMINATION OF AWARDS

3.1 Determination of Cash Awards. The Administrator, in its sole discretion will establish the amount to be awarded each Participant under each Cash Award.

3.2 Change of Control Premium Amounts. Unless otherwise provided in the applicable Award Agreement, if a Change of Control is consummated on or prior to the date on which a Participant’s then outstanding Cash Award has become fully vested, then such Participant’s then outstanding Cash Award shall automatically and without further action evidence the additional and further right, which shall be fully vested, to receive an amount in cash (a “Change of Control Premium Amount”) equal to the product of (i) the Change of Control Premium and (ii) the quotient obtained by dividing (x) the aggregate dollar amount originally payable in respect of such Participant’s Cash Award upon vesting in full by (y) the Fair Market Value of one share of Common Stock on the Award Date. Change of Control Premium Amounts shall be paid within 10 days following consummation of the Change of Control and shall be paid in cash, by check or by wire transfer of immediately available funds. No Change of Control Premium Amount shall be payable in respect of any Cash Award that, prior to the consummation of the Change of Control, was converted into an RSU Award or became fully vested other than pursuant to Section 3.5.

3.3 Conversion of Cash Awards to RSU Awards. The Administrator may, in its sole discretion but without any obligation to do so, convert all of the unvested portion of any Cash Award to a replacement RSU Award on the terms and subject to the conditions of this Section 3.3. No RSU Award may be granted under this Plan except upon conversion of a Cash Award pursuant to this Section 3.3.

(A) If the Administrator determines to convert a Cash Award, all of the unvested portion of such Cash Award shall be cancelled and converted into an RSU Award entitling the Participant to receive (upon vesting in full) an aggregate number of shares of Common Stock equal to the greater of (i) the Unvested Cash Award Value divided by the Fair Market Value of one share of Common Stock on the Award Date, or (ii) the Unvested Cash Award Value divided by the Fair Market Value of one share of Common Stock on the date of conversion.

(B) If the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, no Cash Award shall be converted into an RSU Award unless, prior to any conversion, the shares of Common Stock issuable upon vesting of any RSU Award have been registered on a Registration Statement on Form S-8 (or any successor form) and such Registration Statement shall be in full force and effect.

(C) The Administrator shall provide the Participant with prompt written notice of any conversion of such Participant’s Cash Award into an RSU Award.

3.4 Vesting. Each Award shall vest in accordance with the vesting schedule set forth in the applicable Award Agreement.

3.5 Accelerated Vesting of Cash Awards and RSU Awards in Connection with a Change of Control.

(A) In the event of a Change of Control, each outstanding Cash Award and RSU Award shall be assumed by the successor entity or a Parent or Subsidiary of the successor entity; provided, however, that if the successor entity refuses to assume the Cash Award or RSU Award on or prior to the consummation of a Change of Control, then the applicable Award shall automatically become fully vested and the recipient of such Award shall have the right to receive payment in accordance with Article 4 as to such Award, including that portion of the Award which would not otherwise be vested. If an Award becomes fully vested pursuant to this Section 3.5, the Administrator shall notify the Participant in writing or electronically that the Award has become fully vested and payment shall be made within 10 days following the consummation of the Change of Control. For purposes of this Section 3.5, an Award shall be considered assumed by the successor entity or a Parent or Subsidiary of the successor entity if, following the Change of Control, the assumed Award confers the right to receive either cash or, for each share of

Common Stock underlying any such assumed RSU Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of shares of Common Stock for each share of Common Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor entity or its Parent or Subsidiary, the Administrator may, with the consent of the successor entity, provide for the consideration to be received upon the vesting of an RSU Award, to be solely common stock of the successor entity or its Parent or Subsidiary equal in fair market value to the per share consideration received by holders of shares of Common Stock in the Change of Control.

(B) Except as may otherwise be provided in an Award Agreement, if a Participant experiences a Termination of Service within 12 months following a Change of Control due to termination by the Company or the successor entity other than for Cause, then such Participant’s Cash Award or RSU Award (as applicable) shall automatically become fully vested and the Participant shall have the right to receive payment in accordance with the Plan as to such Award, including that portion of the Award which would not otherwise be vested.

ARTICLE 4

PAYMENT OF AWARDS; ELIGIBILITY

4.1 Right to Receive Awards and Payment. Each Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in the Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2 Timing of Payment. Following full or partial vesting of any Award pursuant to Section 3.4, payment of the vested portion of such Award shall be made as soon as practicable, but in any event within 30 days after the applicable vesting date. No payments shall be made in respect of any Award or portion thereof that has previously vested and been paid hereunder.

4.3 Form of Payment.

(A) The vested portion of each outstanding Cash Award shall be paid in cash, by check or by wire transfer of immediately available funds in accordance with this Article 4.

(B) The vested portion of each outstanding RSU Award shall be paid in Company Common Stock in accordance with this Article 4.

4.4 Eligibility. Notwithstanding anything herein to the contrary, in order for a Participant to be eligible to receive payment pursuant to an Award granted hereunder (including any Change of Control Premium Amount), such Participant shall have been continuously employed (other than during approved temporary leaves of absence or short-term disability) with the Company or an Affiliate of the Company since the Award Date through the date of payment;

provided, however, that (i) a Participant who experiences a Termination of Service within 12 months following a Change of Control due to termination by the Company other than for Cause need only satisfy the eligibility condition described above as of the date of such Termination of Service to be eligible to receive payment under such Participant’s Awards and (ii) a Participant who experiences a Termination of Service due to death or Disability following vesting of any Award and before payment therefor need only satisfy the eligibility condition described above as of the date of vesting. Any Participant who is not eligible for payment of an Award hereunder will forfeit his right to receive payment of such Award.

ARTICLE 5

ADMINISTRATION

5.1 Administrator Authority. The Plan shall be administered by the Administrator. It shall be the duty of the Administrator to administer the Plan in accordance with the Plan’s provisions. The Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which employees shall be granted Awards under the Plan, (b) prescribe the terms and conditions of Awards, (c) interpret the Plan, the Award Agreements and the Awards, (d) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (e) interpret, amend or revoke any such rules.

5.2 Decisions Binding. All determinations and decisions made by the Administrator and any delegate of the Administrator pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.3 Delegation by the Administrator. The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more officers of the Company; except that such authority and powers with respect to Awards proposed to be made to Participants that, pursuant to Section 16 of the Exchange Act, would be considered officers or directors of the Company may not be delegated.

5.4 Exculpation. No person to whom the Administrator’s authority hereunder has been delegated shall be liable for anything done or omitted to be done by him or her, by the Administrator or by any employee of the Company or an Affiliate in connection with the performance of any duties or responsibilities under the Plan, except for his or her own willful misconduct or as expressly provided by applicable law.

ARTICLE 6

GENERAL PROVISIONS

6.1 Limitations on Issuance of Shares. Notwithstanding anything herein to the contrary, the Company shall not be obligated to (and shall not) deliver any shares of Common Stock if (i) counsel to the Company determines that such delivery would (a) violate the Securities Act, any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which shares of Common Stock are listed or quoted, (b) require listing, registration or qualification of such shares with any securities exchange or under applicable law or (c) require consent or approval of any governmental body, or (ii) the Company determines that the taking of any other action is necessary or desirable as a condition of, or in connection with the settlement of any Award or the delivery of shares thereunder. As a condition precedent to the grant of an Award or issuance of shares pursuant to the grant or settlement of an Award, the Company may require the Participant to take any reasonable action the Administrator determines necessary to meet such requirements. The Company shall in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.

6.2 No Stockholder Rights. No Participant and no beneficiary or other person claiming under or through such Participant shall have any right, title or interest (including, without limitation, dividend rights, voting rights or other rights as a stockholders) in any shares of Common Stock subject to any Award except as to such shares of Common Stock, if any, that have been issued to such Participant. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the actual issuance of shares of Common Stock.

6.3 Tax Withholding. To the extent required by applicable Federal, state, local or foreign law, a Participant (or, if applicable, such Participant’s designated beneficiary) shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Common Stock or make any cash payment under the Plan until such obligations are satisfied. The Company shall have the right to withhold and deduct from the payment of any Award hereunder cash or (if applicable) shares of Common Stock that would otherwise be delivered pursuant to Article 4 for the payment of taxes or other amounts required by law and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Administrator may also permit withholding to be satisfied by the transfer and surrender to the Company of shares of Common Stock theretofore owned by the holder of the Award that have an aggregate Fair Market Value that does not exceed the amount of taxes or other amounts to required to be withheld to the extent that such surrender does not trigger adverse financial accounting consequences to the Company. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value on the date they are withheld from payment of the Award or (if applicable) the date they are surrendered to the Company.

6.4 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without Cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time, to terminate any individual’s employment with or without Cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

6.5 Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

6.6 Beneficiary Designations. Each Participant shall name a beneficiary or beneficiaries to whom any Award shall be paid pursuant to Article 4 in the event of the Participant’s death following vesting and before payment of an Award. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Administrator. In the absence of any such designation, in the event of such Participant’s death, such Award shall be paid to the Participant’s estate.

6.7 Nontransferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than to the limited extent provided in Section 6.6. Consistent with the foregoing and except as contemplated by Section 6.6 above, no right or benefit under the Plan shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, by operation of law or otherwise, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If a Participant, or his beneficiary pursuant to Section 6.6 (if any), after such Participant’s death shall become bankrupt or attempt to transfer, anticipate, alienate, assign, sell, pledge, encumber or charge any right or benefit, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration or any other form of process or involuntary lien or seizure, then such right or benefit shall cease and terminate. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant.

ARTICLE 7

LEGAL CONSTRUCTION

7.1 Amendment. The Administrator may, without the consent of any Participants, amend the Plan (i) to cure any ambiguity in (or cure, correct or supplement any defective provision of) the Plan in such manner as shall not be inconsistent with the Plan or materially and adversely affect the rights, privileges or remedies of Participants who have received Awards under the Plan, or (ii) prior to the occurrence of a Change of Control, to make any other modification to the Plan that does not materially and adversely affect the rights, privileges or remedies of Participants who have received Awards under the Plan. No amendment, supplement, modification or waiver of the Plan will be effective without the prior written consent of the Administrator and each affected Participant who has received an Award under the Plan if such amendment, supplement, modification or waiver would materially and adversely modify in any respect the rights of such Participant under the Plan.

7.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

7.3 Severability. If any provision of the Plan or the application of any such provision is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, and the Plan shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

7.4 Requirements of Law. The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

7.5 Governing Law. The Plan and all awards shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.

7.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

7.7 RSU Awards. The RSU Award to be issued upon the conversion of any Cash Award pursuant to Section 3.3 and any Common Stock to be issued in connection with the vesting of such RSU Award shall be issued under Article 10 (Stock Units) under the Motive, Inc. Amended and Restated Equity Incentive Plan, as it may be amended from time to time, but shall vest and become payable as described herein.

7.8 Internal Revenue Code Section 409A. Notwithstanding anything in the Plan to the contrary, all payments and Awards under the Plan shall be structured and effected, and the Plan shall be administered and interpreted, so as to minimize any adverse tax implications to Participants under Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

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